Exhibit 10.43
[ON THE LETTERHEAD OF ABN AMRO BANK N.V.]

To:	UTI Worldwide Inc. (IBC number 141257) (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

For the attention of: With a copy to:	Lawrence R Samuels Stephen D. Cooke Paul Hastings Janofsky & Walker LLP 695 Town Center Drive, Seventeenth Floor, Costa Mesa, CA 92626 USA
7 December 2007
Dear Sirs,
US$250,000,000 credit agreement (the Agreement) dated 13 July 2006 and as amended on 11 October 2006 between (among others) the Company and ABN AMRO Bank N.V. as coordinating facility agent, global facility agent and global issuing bank
1.	Background

(a)	This letter is supplemental to and amends the Agreement.

(b)	We refer to the letter from UTi Worldwide Inc. dated 27 November 2007 requesting and providing the background to certain amendments to the Agreement.

(c)	Pursuant to clause 33 (Amendments and waivers) of the Agreement, the Global Majority Lenders and the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

3.	Amendments

(a)	The Agreement will be amended by this letter in accordance with paragraph (b) below from such time as the Facility Agent receives from the Company a copy of this letter countersigned by the Company (the Effective Date).

(b)	The Agreement will be amended as follows:
(i)	Clause 25.8(b)(iv)(B) (Financial Indebtedness) shall be amended by deleting the figure “US$5,000,000” and replacing it with “US$25,000,000”;

(ii)	Clause 25.8(b)(x) (Financial Indebtedness) shall be amended by deleting the figure “US$40,000,000” and replacing it with “US$90,000,000”;

(iii)	Clause 25.14(c)(vi) (Third party guarantees) shall be amended by deleting the figure “US$5,000,000” and replacing it with “US$25,000,000”;

(iv)	Clause 25.15(b)(vi)(B) (Loans out) shall be amended by deleting the figure “US$5,000,000” and replacing it with “US$25,000,000”; and

(v)	Clause 25.18(b)(vii) (Distributions) shall be amended by deleting the figure “US$5,000,000” and replacing it with “US$25,000,000”.
(c)	The amendment set out in paragraph (b)(ii) above shall be deemed to have effect from 31 October 2007. The Majority Lenders waive any breach of Clause 25.8 (Financial Indebtedness) between 31 October 2007 and the Effective Date to the extent that such breach was caused by Financial Indebtedness that is permitted under Clause 25.8(b)(x) of the Agreement as amended by this letter.

4.	Representations

Each Obligor confirms to each Finance Party that on the date of this letter and on the Effective Date the Repeating Representations:
(a)	are true; and

(b)	would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.
Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Miscellaneous

(a)	This letter is a Finance Document.

(b)	From the Effective Date, the Agreement and this letter will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)	Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

6.	Governing law

This letter is governed by English law.

7.	Counterparts

This letter may be executed in any number of counterparts, This has the same effect as if the signatures on the counterparts were on a single copy of the this letter.

/s/ Yolanda Meza Yolanda Meza Vice President	/s/ Thomas W. Bittman ABN AMRO BANK NV V.P.
For
ABN AMRO BANK N.V.
as Coordinating Facility Agent for and on behalf of the other Finance Parties

We agree with the terms of this letter.
/s/ Lawrence R. Samuels
For
UTI WORLDWIDE INC.
for itself and as agent for the other Obligors
Date: 7 December 2007

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